Exhibit 99.1

Air Lease Corporation Announces Pricing of Public Offering of $1.2 Billion of Unsecured Senior Notes

LOS ANGELES, California, September 11, 2018 — Air Lease Corporation (NYSE: AL) (the “Company”) announced the pricing on September 10, 2018 of its public offering of $700 million aggregate principal amount of 3.500% unsecured senior notes due 2022 (the “2022 Notes”) and $500 million aggregate principal amount of 4.625% unsecured senior notes due 2028 (the “2028 Notes” and, together with the 2022 Notes, the “Notes”) . The sale of the Notes is expected to close on September 17, 2018, subject to satisfaction of customary closing conditions.

The 2022 Notes will mature on January 15, 2022 and will bear interest at a rate of 3.500% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2019. The 2028 Notes will mature on October 1, 2028 and will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2019.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering of the Notes.

The Notes are being offered pursuant to an effective shelf registration statement that the Company previously filed with the Securities and Exchange Commission (the “SEC”). The offering of the Notes is being made only by means of a prospectus supplement and accompanying base prospectus. Before you invest, you should read the base prospectus and prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from: (i) J.P. Morgan Securities LLC at 383 Madison Ave., New York, New York 10179 or by calling collect at 1 (212) 834-4533; (ii) Mizuho Securities USA LLC at 320 Park Avenue, 12th Floor, New York, New York 10022 or by calling 1 (866) 271-7403; (iii) MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020 or by calling toll-free at 1 (877) 649-6848; or (iv) Wells Fargo Securities, LLC at 608 2nd Avenue South, Minneapolis, Minnesota 55402, Attn: WFS Customer Service or by calling 1 (800) 645-3751.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the offering and the intended use of proceeds. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unexpected delays in the closing process for the Notes, unanticipated cash needs, and those risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Contacts

Investors: Mary Liz DePalma Assistant Vice President, Investor Relations Phone: +1 310.553.0555 Fax: +1 310.553.0999 Email: mdepalma@airleasecorp.com	Media: Laura Woeste Manager, Media and Investor Relations Phone: +1 310.553.0555 Fax: +1 310.553.0999 Email: lwoeste@airleasecorp.com